Exhibit 99.1

One Arts Plaza, 1722 Routh Street, Suite 1500 | Dallas, TX 75201 | T 214.964.9500 | F 214.964.9501

Holland & Knight LLP | www.hklaw.com

Brian Smith

+1 214-964-9464

brian.smith@hklaw.com

VIA EMAIL

April 13, 2026

Borealis Foods Inc., et al.

c/o Nixon Peabody LLP

Exchange Place, 53 State Street

Boston, MA 02109-2835

Attention: Richard Pedone, Frank Hamblett

Email: rpedone@nixonpeabody.com, fhamblett@nixonpeabody.com

Re:	Forbearance and Amendment Agreement, dated as of March 27, 2026 (the“Forbearance Agreement”)by and among Borealis Foods Inc., Palmetto Gourmet Foods, Inc., PGF Real Estate I, Inc., PGF Real Estate II, Inc., Borealis IP Inc., and Palmetto Gourmet Foods (Canada) Inc. as “Forbearance Parties” and Frontwell Capital Partners Inc (herein, “Lender” or “rontwell”).

Capitalized terms not otherwise defined in this letter shall have the meanings assigned to such terms in the Forbearance Agreement.

As you are aware, the Forbearance Agreement required that the Forbearance Parties comply with certain milestones identified on Schedule 7.3 of the Forbearance Agreement. The last such milestone required the Forbearance Parties to provide Frontwell, by April 9, 2026, with a written plan, in form and substance satisfactory to Frontwell at its sole discretion, for generating sufficient proceeds to fully repay the Forbearance Parties’ outstanding obligations to Frontwell. That written plan was required to, among other things, contain detailed milestones for implementing such plan, from inception to closing.

The Forbearance Parties’ failed to provide Frontwell with such a satisfactory plan by April 9, 2026. Although Frontwell acknowledges that the Forbearance Parties attempted to provide Frontwell with certain term sheets in respect of such milestone, the Forbearance Parties nevertheless failed to satisfy the milestone requirements because (i) the Forbearance Parties failed to provide a satisfactory, documented plan for satisfying their obligations to Frontwell, (ii) the materials provided consisted largely of non-binding, unsigned term sheets (and one signed, non-binding term sheet that itself was not sufficient to repay the outstanding obligations to Frontwell), and (iii) the materials provided were not satisfactory to Frontwell.

THE FORBEARANCE PARTIES’ FAILURE TO SATISFY THE APRIL 9, 2026 MILESTONE CONSTITUTES A FORBEARANCE DEFAULT UNDER THE FORBEARANCE AGREEMENT. THAT FORBEARANCE DEFAULT ENTITLES FRONTWELL TO TERMINATE THE FORBEARANCE PERIOD. ALTHOUGH FRONTWELL HAS NOT ELECTED TO TERMINATE THE FORBEARANCE PERIOD AT THIS TIME, FRONTWELL RESERVES ALL RIGHTS AVAILABLE IN RESPECT OF THE OUTSTANDING FORBEARANCE DEFAULT AND RESERVES THE RIGHT TO TERMINATE THE FORBEARANCE PERIOD AT ANY TIME IN THE FUTURE.

Frontwell also reserves all of its rights, privileges, and remedies under the Credit Agreement, the Forbearance Agreement, each other Loan Document and any other contract or instrument between Frontwell, on one hand and the Forbearance Parties, on the other hand, including all rights and remedies referenced in the Credit Agreement and in the other Loan Documents that arise upon the occurrence of a Default or an Event of Default (including, without limitation, the Events of Default acknowledged in the Forbearance Agreement), as well as all other claims that may now exist or hereafter arise under applicable law, and all of the terms, provisions and conditions of the Credit Agreement and each other Loan Document and any such other contract or instrument shall remain and continue in full force and effect.

Nothing contained in this letter, or any other communication among Frontwell or any Forbearance Party shall be construed as a waiver by Frontwell of any covenant or provision of the Credit Agreement, the Forbearance Agreement, the other Loan Documents, or any other contract or instrument among any Forbearance Party and Frontwell, or of any past, present or future violation of the Credit Agreement, the Forbearance Agreement, any other Loan Document or any other related document, or of any similar future transaction, and the failure of Frontwell at any time or times hereafter to require strict performance by the Forberance Parties of any provision thereof shall not waive, affect or diminish any right of Frontwell to thereafter demand strict compliance therewith. Nothing contained in this letter shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect Frontwell’s right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement, the Forbearance Agreement, any other Loan Documents, or applicable law, whether on account any Default or Event of Default, or otherwise (all of which rights are hereby expressly reserved by Frontwell), (ii) amend or alter any provision of the Credit Agreement, the Forbearance Agreement, or any other Loan Documents or any other contract or instrument, (iii) constitute any course of dealing or other basis for altering any obligation of any Forbearance Party under the Credit Agreement, the Forbearance Agreement, or any other Loan Documents or any right, privilege or remedy of Frontwell under the Credit Agreement, the Forbearance Agreement, any other Loan Documents, any other contract or instrument, or applicable law, or (iv) constitute any consent (deemed or express) by Frontwell to any prior, existing or future violations of the Credit Agreement, the Forbearance Agreement, any other Loan Document or any other related document, including, without limitation, any Default or Event of Default. There are no oral agreements among Frontwell and the Forbearance Parties, and no prior or future discussions or representations regarding the subject matter hereof shall constitute a waiver of any past, present or future violation, including, without limitation, any Default or Event of Default. Time is of the essence with respect to all matters referred to herein.

Cc:

Borealis Foods Inc.

Palmetto Gourmet Foods, Inc.

PGF Real Estate I, Inc.

PGF Real Estate II, Inc.

Borealis IP Inc.

Palmetto Gourmet Foods (Canada) Inc.

1540 Cornwall Road, Suite 104

Oakville, ON L6J 7W5

Attention: Reza Soltanzadeh, Pouneh Rahimi

Email: rs@palmettogf.com, prahimi@palmettogf.com

/s/ Brian Smith
Brian Smith